UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 4, 2005

SEABULK INTERNATIONAL, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-28732	65-0966399
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2200 ELLER DRIVE, P.O. BOX 13038, FT. LAUDERDALE, Florida		33316
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	954 523 2200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.02. Termination of a Material Definitive Agreement.

On March 4, 2005, Seabulk International, Inc. ("Registrant" or "Shipowner") made the final principal redemption on the United States Government Guaranteed Ship
Financing Bonds, Hull 2318 Issue, 10.10% Sinking Fund Bonds, Series C, issued in connection with the Title XI financing on its U.S.-flag product tanker, SEABULK TRADER (ex: HMI DYNACHEM). Accordingly, all of the Shipowner's issued and outstanding United States Government Guaranteed Ship Financing Bonds, Hull 2318 Issue, comprised of Sinking Fund Bonds Series A, Series B, and Dynachem Series B (which were previously retired or paid) and Series C, have been retired or paid within the meaning of the Indenture between the Shipowner's predecessor, Ogden Clover Transport, Inc. and Citibank, N.A., as Trustee, effective March 4, 2005; and each and every guarantee, as that term is defined in Schedule A to the Indenture, has been released and is of no further force or effect.

This information shall not be deemed "filed" for purposes of Section 18 of the Exchange Act or otherwise subject to the liability of that section, except if the Registrant specifically states that the information is to be considered "filed" under the Exchange Act or incorporates it by reference into a filing under the Securities Act or the Exchange Act.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEABULK INTERNATIONAL, INC.

March 7, 2005	By:	ALAN R. TWAITS

Name: ALAN R. TWAITS
Title: SENIOR VICE PRESIDENT, GENERAL COUNSEL & SECRETARY